SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Equinix, Inc.

(Name of Registrant as Specified In Its Charter)

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EQUINIX, INC.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 3, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc. (the “Company”) will be held at the Company’s headquarters located at 301 Velocity Way, Fifth Floor, Foster City, California, on Thursday, June 3, 2004, at 10:30 a.m. for the following purposes:

1. To elect six (6) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004;

3. To approve the 2004 Employee Stock Purchase Plan and International Employee Stock Purchase Plan, as successor plans to the 2000 Employee Stock Purchase Plan adopted at the time of our initial public offering;

4. To re-approve the 2000 Stock Incentive Plan, to satisfy a requirement under Federal tax law in order to preserve corporate tax deductions; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 21, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 301 Velocity Way, Fifth Floor, Foster City, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter F. Van Camp

Peter F. Van Camp

Chief Executive Officer and Director

Foster City, California

April 29, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

EQUINIX, INC.

301 Velocity Way, Fifth Floor

Foster City, CA 94404

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held June 3, 2004

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 301 Velocity Way, Foster City, California, on Thursday, June 3, 2004, at 10:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 29, 2004.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock and Series A preferred stock are the only type of securities entitled to vote at the Annual Meeting. On April 21, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,143,625 shares of common stock outstanding and 1,868,667 shares of series A preferred stock outstanding. Each stockholder of record on April 21, 2004 is entitled to one vote for each share of common stock or series A preferred stock held by such stockholder on April 21, 2004. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s common stock and voting preferred stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six (6) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proposal 3.    Approval of the adoption of the Company’s 2004 Employee Stock Purchase Plan and International Employee Stock Purchase Plan as successor plans to the 2000 Employee Stock Purchase Plan, requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

Proposal 4.    Re-approval of the Company’s 2000 Stock Incentive Plan to satisfy a requirement under federal tax law requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The Company has retained the Altman Group as its Proxy Solicitor. The Altman Group has provided an estimate of approximately $7,500 for its services in connection with Proposals 3 and 4 of the Proxy. The original solicitation of proxies by mail may also be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Six of our nine directors are elected by the holders of our common stock and Series A preferred stock voting together as a single class. As more fully described below, the three remaining directors are elected solely by the holders of Series A preferred stock. The six directors who are being nominated for re-election by the holders of common stock and Series A preferred stock to the Board of Directors (the “Nominees”), their ages as of April 1, 2004, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held with the Company
Gary Hromadko	51	Director
Scott Kriens (1) (2)	46	Director
Andrew Rachleff (2) (3)	45	Director
Dennis Raney (3)	61	Director
Peter Van Camp (4)	48	Director and Chief Executive Officer
Michelangelo Volpi (1)	37	Director

(1)	Member of Compensation Committee

(2)	Member of Nominating Committee

(3)	Member of Audit Committee

(4)	Member of Option Committee

Gary Hromadko has served as a director of Equinix since June 2003. Mr. Hromadko has been a venture partner at Crosslink Capital, a venture capital firm, since June 2002. In addition to his responsibilities with Crosslink Capital, Mr. Hromadko has been active as a private investor since 1998. Mr. Hromadko serves on the board of directors at Electric Cloud, Inc., a privately held company.

Scott Kriens has served as a director of Equinix since July 2000. Mr. Kriens has been president, chief executive officer and chairman of the board of directors of Juniper Networks, Inc., an Internet infrastructure solutions company, since January 1996. From April 1986 to January 1996, Mr. Kriens served as vice president of sales and vice president of operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens serves on the board of directors of Verisign, Inc. and Juniper Networks, Inc., both public companies.

Andrew Rachleff has served as a director of Equinix since September 1998. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the board of directors of Opsware, Inc. and Blue Coat Systems, Inc. (formerly known as CacheFlow Inc.), both public companies, as well as several privately held companies.

Dennis Raney has served as a director of Equinix since April 2003. Mr. Raney was the chief financial officer of eONE Global, LP from July 2001 to May 2003. Prior to joining eONE Global, Mr. Raney held the position of chief financial officer and executive vice president at Novell Inc. from March 1998 to July 2001. Mr. Raney also serves on the board of directors of Ultratech, Inc., Easylink and Viewpoint, all publicly held companies.

Peter Van Camp has served as Equinix’s chief executive officer and as a director since May 2000. From June 2001 to December 2002, Mr. Van Camp was also chairman of the board. From January 1997 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of WorldCom, where he served as president of Internet markets and, most recently, as president of the Americas region. During the period from May 1995 to January 1997, Mr. Van Camp was president of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period between October 1982 to May 1995. Mr. Van Camp currently serves as a director of Packeteer, Inc., a public company.

Michelangelo Volpi has served as a director of Equinix since November 1999. Mr. Volpi joined Cisco Systems, Inc. (“Cisco”), a data communications equipment manufacturer, in 1994. Currently, he holds the position of senior vice president and general manager for Cisco’s routing technology group. Prior to his current position, Mr. Volpi was chief strategy officer for Cisco where he played an instrumental role in the creation of Cisco’s acquisition and investment strategies. Before joining Cisco, Mr. Volpi spent three years at Hewlett Packard’s Optoelectronics Division. Mr. Volpi currently serves as a director of Opsware, Inc., a public company.

Nomination of Board of Directors

Under the provisions of the Company’s Bylaws, until December 31, 2004, or if earlier, the termination of the governance provisions in the Bylaws, the number of directors is fixed at nine, of which six are elected by the holders of common stock and Series A preferred stock voting together. The remaining three directors are elected by holders of the Company’s Series A preferred stock as described below. The Bylaws also provide that, until December 31, 2004, or if earlier, the termination of the governance provisions in the Bylaws, (i) three directors, known as the Equinix directors, shall be nominated by the three directors appointed to the Company’s current Board of Directors by the Company’s Board of Directors as it existed prior to December 31, 2002, (ii) two independent directors nominated by the Company’s nominating committee and (iii) one director nominated by the holders of shares issuable upon conversion of the Company’s Series A-2 convertible notes. The three directors nominated as the Equinix directors are Andrew Rachleff, Peter Van Camp and Michelangelo Volpi. The director nominated by the holders of shares issuable upon conversion of the Company’s Series A-2 convertible notes is Gary Hromadko. In addition, the Bylaws require two independent directors to be nominated by the Company’s nominating committee. The directors nominated by the Nominating Committee are Scott Kriens and Dennis Raney. After the termination of the governance provisions in the Bylaws, all directors of the Company will be nominated for election by the Nominating Committee in accordance with the provisions of the Nominating Committee Charter.

The Nominating Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, having business experience, and having high moral character. The committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. In the case of new director candidates, the committee first determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon the Company’s Certificate of Incorporation and Bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary. The committee will then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidates name, biographical data and qualifications. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A more detailed description on the functions of the Nominating Committee can be found in the Company’s Nominating Committee Charter, attached to this proxy as Appendix A.

Election of Directors by Holders of Series A Preferred Stock

Pursuant to the Company’s Certificate of Incorporation, three of our nine directors are elected by the holders of the Company’s outstanding Series A preferred stock. Currently, STT Communications is the sole holder of the Company’s outstanding Series A preferred stock. The three directors elected by the Series A preferred stock are:

Name	Age	Positions and Offices Held with the Company
Lee Theng Kiat	51	Chairman of the Board
Steven Eng (1)	47	Director
Jean Mandeville	44	Director

(1)	Member of Compensation Committee, Audit Committee and Nominating Committee

Lee Theng Kiat has served as the chairman of the board since December 2002. Mr. Lee has been president and chief executive officer of Singapore Technologies Telemedia Pte. Ltd, an information and communications company, since November 1995. Mr. Lee also serves on the board of directors of several public companies including Enersave Holdings Limited and Horizon Education & Technologies Limited, both public-listed companies in Singapore, Asia Pacific Mobile Telecommunications Satellite Pte Ltd., Global Crossing, Ltd., as well as several privately held and non-listed public companies in Singapore.

Steven Eng has served as a director of Equinix since December 2002. Mr. Eng has been a program manager of network management systems at WAM!NET Government Services, Inc. since April 2002. Prior to joining WAM!NET Mr. Eng previously served as vice president of Exodus Communications from March 1995 to September 2001.

Jean Mandeville has served as a director of Equinix since December 2002. Mr. Mandeville has been the chief financial officer of Singapore Technologies Telemedia Pte. Ltd since July 2002. From January 1998 to June 2002, Mr. Mandeville served in various capacities at British Telecom PLC, including President of Asia Pacific from July 2000 to June 2002, Director of International Development Asia Pacific from June 1999 to July 2000 and GM, Special Projects from January 1998 to July 1999. Mr. Mandeville also served on the board of directors of SmarTone HK and LGT Korea, both public companies, and serves on the board of several privately held companies.

Each of these directors will be elected by unanimous written consent of the Company’s outstanding Series A preferred stock, which consent will be effective on June 3, 2004.

The Company’s governance provisions are more fully described in our definitive proxy statement dated December 12, 2002.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2003, the Board of Directors held five (5) meetings and acted by written consent on one (1) occasion. For the fiscal year, each of the directors, during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served other than Lee Theng Kiat who attended or participated in 50% of the Board meetings, Scott Kriens who attended or participated in 73% of the applicable Board and committee meetings and Michelangelo Volpi who attended or participated in 70% of the applicable Board and committee meetings. The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Option Committee.

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) was created on July 19, 2000. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent accountants, the scope of the annual audits, fees to be paid to the Company’s independent accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Eng, Rachleff and Raney. During the fiscal year ended December 31, 2003, the Audit Committee of the Board of Directors held five (5) meetings.

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) was created on July 19, 2000. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 2000 Equity Incentive Plan, Employee Stock Purchase Plan and 2001 Supplemental Stock Plan. The members of the Compensation Committee are Messrs. Eng, Kriens and Volpi. During the fiscal year ended December 31, 2003, the Compensation Committee of the Board of Directors held two (2) meetings and acted by written consent on two (2) occasions.

The Nominating Committee of the Company’s Board of Directors (the “Nominating Committee”) was created December 30, 2002. The Nominating Committee develops qualification criteria for board members and selects the director nominees for each annual meeting of stockholders in accordance with the Company’s bylaws. The members of the Nominating Committee are Messrs. Eng, Kriens and Rachleff. During the fiscal year ended December 31, 2003, the Nominating Committee held one (1) meeting.

The Option Committee of the Company’s Board of Directors (the “Option Committee”) was created on July 19, 2000. The Board has delegated to the Option Committee the authority to approve the grant of stock options to non-officer employees and other individuals. The sole member of the Option Committee during the 2003 fiscal year was Mr. Van Camp. During the fiscal year ended December 31, 2003, the Option Committee held no meetings and acted by written consent on forty-eight (48) occasions.

Independence of Directors

The Board of Directors is composed of a majority of directors who qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on the NASDAQ National Market System. The Board of Directors has determined Messrs. Eng, Kriens, Rachleff, Raney and Volpi to be independent under NASDAQ Rule 4200. The Board committee structure includes Audit, Compensation and Nominating committees consisting entirely of independent directors.

Communication with the Board of Directors

Interested parties may contact the Board of Directors by sending correspondence to the attention of the Company’s Assistant Secretary, c/o Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404. Any mail received by the Assistant Secretary with the exception of improper commercial solicitations will then be forwarded to the members of the Company’s Audit Committee for their further action, if necessary. The Company does not have a policy requiring attendance by members of the Board of Directors at the Company’s annual meeting. At the Company’s 2003 Annual Meeting, Peter Van Camp, a member of the Company’s Board of Directors and the Company’s Chief Executive Officer, was in attendance and available for questions.

Compensation of Directors

Independent directors are entitled to receive compensation of $3,000 per quarter in connection with their service on the Board of Directors. In addition, independent directors receive compensation of $3,000 per meeting of a committee of the Board of Directors actually attended and the Chairman of a committee receives compensation of $5,000 per meeting actually attended. Independent directors are also reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors. Independent directors are eligible to receive options under the Company’s 2000 Director Option Plan (the “Directors’ Plan”). Each non-employee director receives an option for 7,000 shares of the Company’s common stock upon joining the Board. The option becomes exercisable and vests in four equal annual installments from the date of grant. In addition, at each of the Company’s annual stockholders’ meetings, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 2,500 shares of the Company’s common stock. This option becomes fully exercisable and fully vested on the first anniversary of the date of grant. However, a new non-employee director who is receiving the initial option will not receive the annual option in the same calendar year.

The following table sets forth for each of the non-employee directors the number of securities underlying options held by the non-employee directors at December 31, 2003:

	Number of Securities Underlying Unexercised Options at December 31, 2003		Weighted Average Exercise Price
	Exercisable	Not Exercisable
Steven Eng	1,750	7,750	$6.40
Gary Hromadko	0	0	—
Scott Kriens	1,563	2,813	$118.58
Lee Theng Kiat	0	0	—
Jean Mandeville	0	0	—
Andrew Rachleff	1,563	2,813	$118.58
Dennis Raney	0	7,000	$3.25
Michelangelo Volpi (1)	0	0	—

(1)	Mr. Volpi, in compliance with his employer’s policy regarding compensation in relation to external board positions, has waived his right to any stock grants.

Non-employee directors are also eligible to receive options as well as shares of common stock under the Company’s 2000 Equity Incentive Plan. Directors who are also employees of the Company are eligible to receive options as well as shares of common stock under the Company’s 2000 Equity Incentive Plan and to participate in the Company’s Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

Other Executive Officers

The following are additional executive officers of the Company, their ages as of April 1, 2004, their positions and offices held with the Company and certain biographical information. All executive officers serve at the discretion of the Board of Directors.

Executive Officers	Age	Positions and Offices Held with the Company
Marjorie S. Backaus	42	Chief Business Officer
Peter T. Ferris	46	Vice President, Worldwide Sales
Brandi L. Galvin	31	General Counsel and Assistant Secretary
Philip J. Koen	52	President and Chief Operating Officer
Renée F. Lanam	41	Chief Financial Officer and Secretary
Keith D. Taylor	42	Vice President, Finance and Chief Accounting Officer

Marjorie S. Backaus has served as Equinix’s chief business officer since June 2003. Prior to June 2003, Ms. Backaus served as Equinix’s chief marketing officer since November 1999, and as vice president of market strategy since February 2000. During the period from August 1996 to November 1999, Ms. Backaus was vice president of marketing at Global One, an international telecommunications company. From November 1987 to August 1996, Ms. Backaus served in various positions at AT&T, a telecommunications company, including positions in regulatory, product management and strategic alliances.

Peter T. Ferris has served as Equinix’s vice president, worldwide sales since July 1999. During the period from June 1997 to July 1999, Mr. Ferris was vice president of sales for Frontier Global Center, a provider of complex web site hosting services. From June 1996 to June 1997, Mr. Ferris served as vice president, eastern sales at Genuity Inc., an Internet services provider. From December 1993 to June 1996, Mr. Ferris was vice president, mid-Atlantic sales at MFS DataNet Inc., a telecommunications services provider.

Brandi L. Galvin has served as Equinix’s general counsel and assistant secretary since January 2003. Before joining Equinix, Ms. Galvin was employed at the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), where she was an associate from September 1997 to January 2003.

Philip J. Koen has served as Equinix’s president and chief operating officer since May 2001. From July 1999 to May 2001, Mr. Koen also served as Equinix’s chief financial officer and secretary. In addition, Mr. Koen served as the Company’s corporate development officer from May 2000 to May 2001. Before joining Equinix, Mr. Koen was employed at PointCast, Inc., an Internet company, where he served as chief executive officer during the period from March 1999 to June 1999; chief operating officer during the period from November 1998 to March 1999; and chief financial officer and executive vice president responsible for software development and network operations during the period from July 1997 to November 1998. From December 1993 to May 1997, Mr. Koen was vice president of finance and chief financial officer of Etec Systems, Inc., a semi-conductor equipment company. Mr. Koen currently serves as chairman of Sphera Corporation, a public company.

Renée F. Lanam has served as Equinix’s chief financial officer and secretary since February 2002, and as general counsel from April 2000 to January 2003. From April 2000 to February 2002, Ms. Lanam also served as Equinix’s assistant secretary. In addition, Ms. Lanam served as vice president of corporate finance from November 2001 to February 2002. Before joining Equinix, Ms. Lanam was employed at Gunderson Dettmer, where she was an associate from January 1996 to January 2000 and a partner from January 2000 to April 2000. Prior to joining Gunderson Dettmer, Ms. Lanam was an associate at the law firms of Jackson, Tufts, Cole & Black and Brobeck, Phleger & Harrison, LLP.

Keith D. Taylor has served as Equinix’s vice president, finance, and chief accounting officer since February 2001. From February 1999 to February 2001, Mr. Taylor served as Equinix’s director of finance and administration. Before joining Equinix, Mr. Taylor was employed by International Wireless Communications, Inc., an operator, owner and developer of wireless communication networks, as vice president finance and interim chief financial officer. Prior to joining International Wireless Communications, Inc., Mr. Taylor was employed by Becton Dickinson & Company, a medical and diagnostic device manufacturer, as a senior sector analyst for the diagnostic businesses in Asia, Latin America and Europe.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2004, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, California 94404.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Total
Peter F. Van Camp (1)	270,242	1.71%
Steven Poy Eng (2)	1,750	*
Gary Hromadko (3)	150,000	*
Theng Kiat Lee (4)	0	—
Philip J. Koen (5)	157,298	1.01%
Renee F. Lanam (6)	65,154	*
Jean F.H.P. Mandeville (7)	0	—
Andrew S. Rachleff (8)	272,054	1.76%
Michelangelo Volpi (9)	0	—
Scott Kriens (10)	1,563	*
Marjorie S. Backaus (11)	54,162	*
Peter T. Ferris (12)	57,783	*
Dennis Raney	3,000	*
Entities affiliated with STT Communications Ltd. (13) 51 Cuppage Road, #10-11/17 StarHub Centre Singapore 229469	7,106,276	40.00%
Entities affiliated with Goldman Sachs (14) 85 Broad Street New York, NY 10004	1,042,799	6.73%
Entities affiliated with Crosslink Capital, Inc. (15) Two Embarcadero Center, Suite 2200 San Francisco, CA 94111	2,850,000	15.95%
All current directors and executive officers as a group (16 persons)(16)	1,092,173	6.73%

*	Less than 1%.

(1)	Includes 263,992 shares subject to options of which 40,416 are exercisable within 60 days of February 29, 2004.

(2)	Represents 1,750 shares subject to options that are exercisable within 60 days of February 29, 2004.

(3)	Based on the Schedule 13D filed with the Securities and Exchange Commission on June 17, 2003, this includes 125,000 shares which were acquired upon conversion of the Series A-2 convertible secured notes.

(4)	Mr. Theng Kiat Lee is President of Singapore Technologies Telemedia Pte. Ltd., however he is not deemed to beneficially own the shares which are beneficially owned by STT Communications Ltd., a subsidiary of Singapore Technologies Telemedia Ptc. Ltd., as set forth in footnote 13.

(5)	Includes 141,527 shares subject to options of which 17,161 are exercisable within 60 days of February 29, 2004 and 105 shares subject to a right of repurchase by the Company as of February 29, 2004. Also includes 468 shares held as custodian for children. Mr. Koen disclaims beneficial ownership of these shares.

(6)	Includes 59,686 shares subject to options of which 13,782 are exercisable within 60 days of February 29, 2004.

(7)	Mr. Mandeville is Chief Financial Officer of Singapore Technologies Telemedia Pte. Ltd., however he is not deemed to beneficially own the shares which are beneficially owned by STT Communications Ltd., a subsidiary of Singapore Technologies Telemedia Ptc. Ltd., as set forth in footnote 13.

(8)	Represents 266,718 shares of common stock held by Benchmark Capital Partners II, L.P., as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders’ Fund II, L.P., Benchmark Founders’ Fund II-A, L.P. and Benchmark Members’ Fund II, L.P., and 3,578 shares of common stock held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P, Benchmark Founders’ Fund IV-X, L.P and related individuals. Mr. Rachleff is a managing member of Benchmark Capital Management Co. II, LLC, the general partner of Benchmark Capital Partners, II, L.P., Benchmark Founders’ Fund II, L.P. Benchmark Founders’ Fund II-A, L.P. and Benchmark Members’ Fund II, L.P. Mr. Rachleff is also a managing member of Benchmark Capital Management Co., IV, LLC, the general partner of Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P, Benchmark Founders’ Fund IV-B, L.P, Benchmark Founders’ Fund IV-X, L.P. In addition, includes 195 shares of common stock and 1,563 shares subject to options that are exercisable within 60 days of February 29, 2004.

(9)	Mr. Volpi is senior vice president of Cisco Systems, Inc., which beneficially holds 212,216 shares of common stock. However, Mr. Volpi is not deemed to beneficially own the shares of common stock held by Cisco Systems, Inc.

(10)	Represents 1,563 shares subject to options that are exercisable within 60 days of February 29, 2004.

(11)	Includes 48,067 shares subject to options of which 8,079 are exercisable within 60 days of February 29, 2004.

(12)	Includes 39,266 shares subject to options of which 7,735 are exercisable within 60 days of February 29, 2004.

(13)

Includes 2,970,414 shares of common stock beneficially owned by i-STT Investments Pte. Ltd., (“i-STTI”) a wholly-owned subsidiary of STT Communications Ltd., and 1,868,667 shares of common stock that may be acquired upon conversion of the Series A Convertible Preferred Stock (“Series A Preferred Stock”) owned by i-STTI. Also includes 2,267,195 shares that may be acquired within 60 days of February 29, 2004 upon conversion of Series A-1 Convertible Secured Notes (the “Notes”) or upon the exercise of Series A-1 Preferred Stock Warrants (the “Warrants”) owned of record by i-STTI. As more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2002 and subject to the qualifications described therein, until December 31, 2004, or if earlier, the termination of the governance provisions in the bylaws, STT and its affiliates may not convert the Notes or exercise the Warrants for shares of our voting stock if such conversion or exercise would cause STT, when combined with shares beneficially held by its affiliates, to beneficially hold more than 40% of our outstanding voting stock. Accordingly, the Notes and Warrants are convertible into or exercisable for shares of common stock or Series A Preferred Stock only to the extent that such exchange will not cause STT or its affiliates to exceed the 40% threshold. If such conversion or exercise would cause STT or its affiliates to exceed the 40% threshold, the Notes and Warrants become convertible or exercisable for shares of non-voting Series A-1 Preferred Stock. But for the restrictions on STT or its affiliates to not exceed the 40% threshold, i-STTI could acquire an additional 2,359,245 shares through the conversion of Notes or exercise of Warrants.

(14)	Represents 287,500 shares held by GS Capital Partners 2000, L.P., 104,466 shares held by GS Capital Partners 2000 Offshore, L.P., 12,017 shares held by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, 91,347 shares held by GS Capital Partners 2000 Employee Fund, L.P., 26,070 shares held by Stone Street Fund 2000, L.P., 147,688 shares held by GS Special Opportunities (Asia) Fund, L.P., 107,668 shares held by GS Special Opportunities (Asia) Offshore Fund, L.P., 173,943 shares held by Whitehall Street Real Estate Limited Partnership XIII, 60,687 shares held by Whitehall Parallel Real Estate Limited Partnership XIII, 5,343 shares held by Stone Street Asia Fund, L.P. and 26,070 shares held by Stone Street Real Estate Fund 2000, L.P.

(15)	Based on the Schedule 13D filed with the Securities and Exchange Commission on June 17, 2003, this represents 184,000 shares of common stock held by Crosslink Ventures IV, L.P., 8,050 shares of common stock held by Crosslink Omega Ventures I GmbH & Co. KG, 65,200 shares of common stock held by Offshore Crosslink Omega Ventures IV, 13,900 shares of common stock held by Omega Bayview IV, 171,100 shares of common stock held by Crosslink Crossover Fund III and 32,750 shares of common stock held by Offshore Crosslink Crossover Fund III. Also includes 920,000 shares held by Crosslink Ventures IV, L.P., 40,250 shares held by Crosslink Omega Ventures I GmbH & Co. KG, 326,000 shares held by Offshore Crosslink Omega Ventures IV, 69,500 shares held by Omega Bayview IV, 855,500 shares held by Crosslink Crossover Fund III and 163,750 shares held by Offshore Crosslink Crossover Fund III which were acquired upon conversion of the Series A-2 convertible secured notes.

(16)	Includes options exercisable for an aggregate of 607,016 shares of common stock within 60 days of February 29, 2004.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee has the exclusive authority to administer the Company’s 2000 Equity Incentive Plan, 2001 Supplemental Stock Plan and the 2000 Employee Stock Purchase Plan. If approved, the Compensation Committee will also have the authority to administer the 2004 Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. In addition, the Compensation Committee has the exclusive authority to establish the level of base salary, bonus and equity grants to the executive officers of the Company and responsibility for approving the guidelines for the compensation program to be in effect for the Company’s non-executive employees. A more detailed description of the functions of the Compensation Committee can be found in the Company’s Compensation Committee Charter, attached to this proxy as Appendix B.

For the 2003 fiscal year, the Compensation Committee determined compensation levels and approved compensation plans taking into account both external and internal factors. Among the external factors considered by the Compensation Committee was a report prepared in 2003 by Mellon, formerly Buck-iQuantic, (Mellon), a nationally recognized independent compensation consulting firm. This report compared the compensation structure of the Company’s executive officers and non-executive employees against executives and non-executive employees in similar positions at peer companies—companies of similar market capitalization, revenue and headcount size, technology sector and SIC code. The Mellon report compared overall compensation at the Company and its peers including (i) base salaries; (ii) bonuses and (iii) stock based awards. The report concluded that the base salaries paid to the Company’s non-executive employees were slightly under the mid-point of the range of base salaries paid to non-executive employees in similar positions at peer companies. It also concluded that a number of the Company’s executive officers had base salaries significantly below the mid-point of officers in similar positions at peer companies. The report further concluded that because the Company does not have a cash bonus program for its executive officers, as compared to its peer companies and 95% of all high-tech companies, the total cash compensation to all of its executive officers was significantly below that of its peer group.

General Compensation Policy.    The Compensation Committee’s objective is to ensure that the Company’s executive officers’ and non-executive employees’ compensation reflects his or her own contribution to the Company and level of performance, while keeping near or at the mid-point of compensation for similar employees at peer companies, taking into account the Company’s focus on positive cash flow, as well as recommendations from the CEO on individual performance on contribution by executive officers.

Base Salary.    Based on the findings of the Mellon report, the Compensation Committee gave the Company’s CEO the discretion to increase base salaries of executive officers and non-executive employees up to the mid-point of similar positions at peer companies. While a few adjustments were made to non-executive employees base salaries in 2003, due to the Company’s focus on achieving positive cash flow from operations by the end of 2003, no adjustments were made to executive officers’ base salaries in 2003.

Discretionary Bonuses.    Except for a bonus plan for the Company’s Vice President of Worldwide Sales, the Company did not have a cash bonus program for its executive officers in 2003. The Compensation Committee approved a limited pool of cash bonuses for non-executive employees below the director level to be allocated by management for 2003 performance. The bonus plan for Mr. Ferris, the Company’s Vice President of Worldwide Sales, is contingent on his booking and revenue targets. For 2003, Mr. Ferris exceeded his targets and earned the full amount of his bonus. In addition, Mr. Ferris and Ms. Backaus were entitled to reimbursement of home mortgage interest payments through December 2003 in connection with housing assistance loans they received when they were hired and relocated to California that were subsequently repaid early. No interest payments will be made to either Ms. Backaus or Mr. Ferris in the future.

Long-Term Incentive Compensation.    Generally, a significant grant is made in the year that an executive officer or non-executive employee commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee, and a refresh grant is generally made at the beginning of each fiscal year. The size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, the exercise prices of that individual’s outstanding options relative to current market value, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion. During 2003, the Compensation Committee approved option grants for the executive officers and a pool for non-executive employees consistent with the mid-point of new hire option grants at peer companies. The Compensation Committee approved grants consistent with new hire grants, rather than refresh grants, because of the significant restructuring and dilutive issuances in 2002 that resulted in the Company’s executive officers and non-executive employees having virtually no equity ownership in the Company as of January 1, 2003. Each grant allows the executive officer and non-executive employee to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time. The option vests in periodic installments over a three to four year period, contingent upon continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return only if the executive officer or non-executive employee remains in the Company’s employ, and then only if the market price of the Company’s common stock appreciates over the option term.

CEO Compensation.    The annual base salary for Mr. Van Camp, the Company’s CEO, was established in connection with his commencement of employment in 2000. The Mellon report indicates that Mr. Van Camp’s base salary is substantially below the mid-point of CEOs at peer companies. Because of the Company’s focus on cash flow, despite this report and despite the Compensation Committee’s conclusion that Mr. Van Camp has consistently exceeded performance expectations each year since joining the Company, Mr. Van Camp’s base salary has not been increased since he joined the Company in 2000 and no bonus was paid to him in 2003. Mr. Van Camp received an option grant in March 2003 and in September 2003 in an amount consistent with the mid-point of equity interests held by CEOs at peer companies. The exercise price for the September 2003 option grant was set at a price equal to 85% of the market price on the grant date, recognizing that Mr. Van Camp’s total compensation remained significantly below market level.

Tax Limitation.    Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the Company’s 2000 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year and are being asked to re-approve the 2000 Equity Incentive Plan under Proposal No. 4. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2000 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company’s executive officers for the 2003 fiscal year will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Submitted by the following members of the Compensation Committee:

Steven Eng

Scott Kriens

Michelangelo Volpi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed on July 19, 2000 and the current members of the Compensation Committee are Messrs. Eng, Kriens and Volpi. None of the members of the Compensation Committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Audit Committee annually appoints a firm of independent accountants to audit the financial statements of the Company. A more detailed description of the functions of the Audit Committee can be found in the Company’s Audit Committee Charter, attached to this proxy statement as Appendix C.

For the fiscal year 2003, the Audit Committee consisted of Messrs. Eng, Rachleff and Raney. The Audit Committee held five meetings during the last fiscal year.

The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. The Company’s independent accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and the independent auditors.

•	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

•	The Audit Committee discussed with the independent auditor’s the auditor’s independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2003 and 2002, were:

	December 31,
	2003	2002
Audit	$755,580	$560,000
Audit Related	46,300	273,700
Tax	221,655	281,069
All Other	0	44,386

Total	$1,023,455	$1,159,155

The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, consents, income tax provision procedures, comfort letters and assistance with review of documents filed with the SEC.

The Audit Related fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with and representation in tax audits and appeals and advice related to mergers and acquisitions.

All Other fees were incurred as of the years ended December 31, 2003 and 2002, respectively, were for services rendered for financial management advisory services.

The Company’s Audit Committee adopted pre-approval policies and procedures for audit and non-audit services during the fiscal year 2003. All audit, audit related, tax and permissible non-audit services are approved in advance by the Company’s Audit Committee to assure they do not impair the independence of the Company’s independent accountants. At the beginning of the fiscal year, management prepares an estimate of all such fees for the duration of the fiscal year and submits the estimate to the Audit Committee for it’s review and pre-approval. Any modifications to the estimates are submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting, or if action is required sooner, to the Chairman of the Audit Committee. All fees paid to the Company’s independent accountants during the fiscal year 2003 were in accordance with this pre-approval policy.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee and the Board of Directors approved the audited financial statements and recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP, as the Company’s independent accountants.

Each of the members of the Audit Committee is independent, and the Company’s Board of Directors has determined that Mr. Raney qualifies as an audit committee financial expert, as such terms are defined under the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq National Market.

Submitted by the following members of the Audit Committee:

Steven Eng

Andrew S. Rachleff

Dennis Raney

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between August 11, 2000 (the date the Company’s common stock commenced public trading) and December 31, 2003 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”), (ii) the Nasdaq Telecommunications Index and (iii) the Company’s Peer Group over the same period. This graph assumes the investment of $100.00 on August 11, 2000, in the Company’s common stock, the Nasdaq Stock Market-U.S. Index, the Nasdaq Telecommunications Index and the Company’s Peer Group and assumes the reinvestment of dividends, if any. The Company previously reported the results of the Goldman Sachs Internet Index. However, Goldman Sachs ceased publishing the Internet Index in 2002. As a result, the Company’s “Peer Group” is comprised of the companies that formerly made up the Goldman Sachs Internet Index. Those companies are Aether Systems, Inc, Akamai Technologies, Inc., Amazon.com, Inc., Ariba, Inc., Check Point Software Technologies, CheckFree Corporation, CMGI, Inc., CNET Networks, Inc., Commerce One, Inc., Critical Path, Inc., DoubleClick, Inc., E*Trade Financial Corporation, EarthLink, Inc., eBay, Inc., Homestore, Inc., InfoSpace, Inc., Internap Network Services Corporation, Internet Capital Group, Inc., Intuit, Inc., Nuance Communications, Inc., Openwave Systems Inc., palmOne, Inc., RealNetworks, Inc., Red Hat, Inc., Research in Motion Ltd., Time Warner, Inc., VeriSign, Inc., WebMD Corporation, Wind River Systems, Inc. and Yahoo! Inc. Going forward, the Company will compare stockholder returns using only the Nasdaq Stock Market-U.S. Index and the Nasdaq Telecommunications Index.

The comparisons shown in the graph below are based upon historical data adjusting for the reverse split which became effective on December 31, 2002. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG EQUINIX, INC., THE NASDAQ STOCK MARKET-U.S. INDEX,

THE NASDAQ TELECOMMUNICATIONS INDEX AND THE COMPANY’S PEER GROUP

The Company effected its initial public offering of common stock on August 11, 2000 at a price of $12.00 per share. The graph above, however, commences with the closing price of $13.125, per share on August 11, 2000—the date the Company’s common stock commenced public trading.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

The following table sets forth information with respect to compensation for the fiscal years ended December 31, 2001, 2002 and 2003 paid by the Company for services rendered by the Company’s chief executive officer and the four most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2003 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the “Named Executive Officers”):

Long Term Compensation
	Annual Compensation				Awards Securities Underlying Options (#)	All Other Compensation
	Year	Salary	Bonus
Peter F. Van Camp Director and Chief Executive Officer	2003 2002 2001	$310,000 310,000 308,708	$0 0 873,692	(1)	590,000 7,813 68,751	$0 0 95,979	(2)

Philip J. Koen President and Chief Operating Officer	2003 2002 2001	$250,000 250,000 245,000	$0 0 91,018		200,000 7,813 55,001	$287,914 0 0	(3)

Renee F. Lanam Chief Financial Officer, Secretary	2003 2002 2001	$232,000 230,500 214,083	$0 80,000 1,015		170,000 10,157 14,845	$0 0 0

Marjorie S. Backaus Chief Business Officer	2003 2002 2001	$225,000 225,000 221,562	$0 0 41,132		100,000 4,688 14,845	$12,960 29,946	(4) (4)

Peter T. Ferris Vice President, Worldwide Sales	2003 2002 2001	$205,000 205,000 202,244	$88,614 40,000 62,572		90,000 4,688 14,845	$38,520 59,110 0	(5) (5)

(1)	Represents the partial forgiveness of an employee loan in exchange for Mr. Van Camp repaying a portion of the loan early and waiving his right to any bonuses earned and expensed in 2001.

(2)	Represents payment of relocation expenses when Mr. Van Camp was hired and relocated to California.

(3)	Represents payment of relocation expenses, cost of living adjustments and tax assistance related to the relocation of Mr. Koen to Singapore following the acquisition of Pihana and iSTT.

(4)	Represents reimbursement of home mortgage interest payments in connection with housing assistance loans received when Ms. Backaus was hired and relocated to California. This reimbursement obligation terminated December 31, 2003.

(5)	Represents reimbursement of home mortgage interest payments in connection with housing assistance loans received when Mr. Ferris was hired and relocated to California. This reimbursement obligation terminated December 31, 2003.

Stock Option Grants

The following table shows for the year ended December 31, 2003, certain information regarding options granted to the Named Executive Officers:

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2002(2)		Exercise or Base Price ($/sh)(3)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
Name							5%		10%
Peter F. Van Camp	240,000 350,000	7.33 10.68	% %	$ $	3.25 17.70	3/06/2013 9/25/2013	$ $	490,538 3,896,002	$ $	1,243,119 9,873,235
Philip J. Koen	200,000	6.10%			$3.25	3/06/2013		$408,782		$1,035,933
Renee F. Lanam	170,000	5.19%			$3.25	3/06/2013		$347,464		$880,543
Marjorie S. Backaus	100,000	3.05%			$3.25	3/06/2013		$204,391		$517,966
Peter T. Ferris	90,000	2.75%			$3.25	3/06/2013		$183,952		$466,170

(1)	The options in the table that show an expiration date of March 6, 2013 were granted on March 6, 2003. These options are exercisable in 36 equal monthly installments from January 1, 2003. The option in the table that shows an expiration date of September 25, 2013 was granted on September 25, 2003. The option is exercisable in 36 equal monthly installments from September 25, 2003. The plan administrator has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Under each of the options, the option shares vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time automatically accelerate (and any unvested option shares which do not otherwise vest at that time automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, options granted to the executive officers of the Company provide for an additional 12 months vesting upon a change in control of the Company provided such officer is employed upon the closing of the change in control.

(2)	Based on an aggregate of 3,275,295 shares subject to options granted in the fiscal year ended December 31, 2003.

(3)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4)	In accordance with the rules of the Securities and Exchange Commission (“SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Aggregate Option Exercises in 2003 and Fiscal Year-End Option Values

The following table sets forth for each of the Named Executive Officers the number and value of securities underlying options held by the Named Executive Officers at December 31, 2003:

	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-The-Money Options at December 31, 2003(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter F. Van Camp	19,800	$296,529	239,237	504,559	$2,163,280	$9,228,490
Philip J. Koen	0	0	109,249	156,065	$1,795,033	$5,288,174
Renee F. Lanam	22,000	347,368	58,000	124,846	$936,192	$3,352,290
Peter T. Ferris	7,500	111,117	37,488	66,295	$686,077	$2,074,792
Marjorie S. Backaus	15,100	135,925	43,491	73,239	$572,659	$1,945,000

(1)	Based on the fair market value of the Company’s common stock as of December 31, 2003 ($28.21 per share), minus the exercise price, multiplied by the number of shares underlying the options.

Employment Agreements, Change of Control Arrangements and Severance Agreements

The Compensation Committee, as plan administrator of the 2000 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Executive Officers and any other person in connection with certain changes in control of Equinix. In connection with the adoption of the 2000 Equity Incentive Plan, the Company has provided that upon a change in control of the Company, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. In addition, options granted to the executive officers of the Company provide for an additional 12 months vesting upon a change in control of the Company, provided such officer is employed upon the closing of the change in control.

In August 2002, the Company entered into Severance Agreements with its executive officers, Peter Van Camp, Marjorie S. Backaus, Peter Ferris, Philip J. Koen, Renee Lanam, and Keith Taylor. In September 2003, the Company entered into a Severance Agreement with Brandi L. Galvin. The agreements provide for severance payments equal to the officer’s annual base salary and target bonus in the event such officer’s employment is terminated for any reason other than cause or the officer resigns for good reason as defined in the agreement.

On June 24, 2003, the Company entered into an agreement with Philip J. Koen, its president and chief operating officer, relating to his relocation to Singapore and the relocation benefits to be provided in connection with his relocation. The agreement provides for reimbursement of customary cost of living differentials, tax assistance and other relocation costs. In addition, the agreement provides for the Company to pay the costs of relocating Mr. Koen back to the United States upon the conclusion of his overseas assignment or upon his return to the United States due to his cessation of employment for any reason.

On January 1, 2003, the Company entered into an agreement with Albert M. Avery, IV, its former vice chairman of the Board of Directors, relating to his cessation of employment with the Company effective January 6, 2003. Under the agreement, Mr. Avery received severance benefits consisting of a lump sum cash payment of $311,292 pursuant to the terms of his existing employment contract, plus $9,554 in payment of COBRA premiums, payment of legal fees to Mr. Avery’s counsel, and a personal computer, blackberry, and cell phone used by Mr. Avery while employed by the Company. In addition, he continued to vest in his stock options through December 31, 2003 and has two years from December 31, 2003 to exercise vested options. The agreement also contains certain restrictive covenants, mutual releases and other customary terms and conditions.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests.

PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADOPTION OF 2004 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to vote on a proposal to approve the adoption of the Equinix, Inc. 2004 Employee Stock Purchase Plan (the “2004 ESPP”) with a share reserve of 500,000 shares of common stock. Equinix established the 2004 ESPP as a successor to the Employee Stock Purchase Plan adopted in connection with our initial public offering (the “Predecessor Purchase Plan”) to provide employees of Equinix and designated parent or subsidiary corporations (collectively, the “participating companies”) an opportunity to participate in the ownership of Equinix by purchasing our common stock through payroll deductions. The 2004 ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code.

The stockholders are also being asked to approve the adoption of the Equinix, Inc. International Employee Stock Purchase Plan (the “International ESPP”). The International ESPP, and the right of participants to make purchases thereunder, has been adopted to facilitate participation by employees located outside the United States and is not intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code. The 2004 ESPP and the International ESPP are referred to as the “Purchase Plans.”

If approved by our stockholders, the Purchase Plans will become effective for the purchase period beginning August 15, 2004. If the stockholders do not approve the Purchase Plans, they will be rescinded and the Predecessor Purchase Plan will continue in effect in accordance with its existing terms. No grants have been made under the Purchase Plans to date. The Purchase Plans are intended to benefit Equinix as well as its stockholders and employees. The Purchase Plans give employees an opportunity to purchase shares of common stock at a favorable price. Equinix believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of Equinix. Equinix will also benefit from the periodic investments of equity capital provided by participants in the Purchase Plans.

The proxy holders intend to vote all proxies received by them FOR the Adoption of the Purchase Plans.

The principal terms and provisions of the 2004 ESPP are summarized below. The principal terms and provisions of the International ESPP are identical to the terms and provisions of the 2004 ESPP except where noted otherwise in the summary below. The summaries of the 2004 ESPP and the International ESPP are qualified in their entirety by reference to the complete text of the 2004 ESPP and the International ESPP which are available upon request by writing the Treasurer of the Company. To the extent there is a conflict between the summary and the terms of the 2004 ESPP or the International ESPP, the terms of the 2004 ESPP or International ESPP, as applicable, will govern.

Administration.    The compensation committee of the Board of Directors, which is comprised of two (2) or more board members, will administer the Purchase Plans. Compensation committee members will serve for such period of time as the Board may determine. All costs and expenses incurred in administration of the Purchase Plans will be paid by Equinix without charge to participants. All cash proceeds received by Equinix from payroll deductions under the Purchase Plans shall be credited to a non-interest bearing book account.

Eligibility.    Generally, any individual who is customarily employed by a participating company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plans.

As of March 31, 2004, approximately 290 persons (including 7 officers) were eligible to participate in the 2004 ESPP and 143 persons were eligible to participate in the International ESPP.

Securities Subject to Purchase Plans.    The stock issuable under the Purchase Plans is Equinix’s authorized but unissued or reacquired common stock. The initial number of shares of common stock which may be issued over the term of the Purchase Plans is 500,000 shares. Common stock subject to terminated purchase rights shall be available for purchase pursuant to purchase rights subsequently granted. The number of shares of common stock available for issuance under the Purchase Plans will automatically increase on the first trading day of each calendar year beginning January 1, 2005 by an amount equal to two percent (2%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year; no such automatic annual increase may exceed 500,000 shares.

The Predecessor Purchase Plan was adopted in connection with our initial public offering. Equinix reserved 31,250 shares of common stock for issuance under the Predecessor Purchase Plan. On January 1, 2004, an additional 301,689 shares were automatically added to the share reserve in accordance with the existing terms of that plan. As of March 31, 2004, 73,639 shares remain available for issuance under the Predecessor Purchase Plan. If the 2004 ESPP is adopted, then no new offering periods will begin under the Predecessor Purchase Plan after the adoption of the 2004 ESPP. The existing offering periods will permit purchases to occur on July 31, 2004, January 31, 2005 and July 31, 2005. Pursuant to the existing terms of the Predecessor Purchase Plan, an additional number of shares shall be added to the pool of shares reserved under the Predecessor Purchase Plan; however, no additional shares will be added to the pool of shares reserved under the Predecessor Purchase Plan after January 1, 2005 assuming adoption of the 2004 ESPP. Following the last purchase date, the Predecessor Purchase Plan will terminate. Any shares remaining available for issuance at the termination of the Predecessor Purchase Plan will lapse and cease to be available. However, if the 2004 ESPP is not approved by the stockholders, then the Predecessor Purchase Plan will continue in accordance with its existing terms.

Purchase Price.    The purchase price per share under the Purchase Plans will not be less than 85% of the lower of (i) the fair market value of a share of common stock on the first day of the applicable offering period, or (ii) the fair market value of a share of common stock on the last day of the purchase period. Generally, the fair market value of the common stock on a given date is the closing sale price of the common stock, as reported on the Nasdaq National Market System. To the extent required by applicable law, participants must make arrangements for the satisfaction of any withholding tax obligations that arise in connection with the Purchase Plans. Equinix shall not be required to issue any shares of common stock under the Purchase Plans until such tax obligations are satisfied.

Offering Periods.    The Purchase Plans are implemented by offering periods that generally have a duration of 24 months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The compensation committee in its discretion may vary the beginning date and ending date of the offering periods, provided no offering period shall exceed 24 months in length, and may vary the duration of an offering period or purchase period. A new offering period will commence on February 15 and August 15 of each calendar year or on such other date selected by the compensation committee.

The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

Limitations.    The plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following:

1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Equinix or any of its parent or subsidiary corporations. The foregoing restriction does not apply under the International ESPP.

2. The right to purchase common stock under the 2004 ESPP (or any other employee stock purchase plan that Equinix or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Internal Revenue Code may not accrue at a rate that exceeds $25,000 in fair market value of such common stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding. The foregoing restriction does not apply under the International ESPP.

3. In no event may a participant’s payroll deductions for a semi-annual purchase period be less than 1% nor more than 15% of the participant’s cash compensation paid during a purchase period.

The purchase right shall be exercisable only by the participant during the participant’s lifetime and shall not be assignable or transferable by the participant, except by beneficiary designation or by the laws of descent and distribution.

Payment of Purchase Price; Payroll Deductions.    Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant’s cash compensation paid during a purchase period. Cash compensation for this purpose will include elective contributions that are not includable in income under Internal Revenue Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash. Under the International ESPP, the compensation committee may permit participants to accumulate amounts for the purchase of shares through other means in addition to payroll deductions to the extent deemed necessary or desirable to comply with laws and regulations of the applicable country of residence.

The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of common stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the “Limitations” section above). Unless the compensation committee determines otherwise, no fractional shares shall be purchased. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plans except to the extent required by applicable law.

Termination and Change to Payroll Deductions.    A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plans. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. A participant may increase or decrease his or her deductions during a purchase period as permitted by the compensation committee.

Adjustments.    If any change in the common stock occurs (through re-capitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding common stock as a class without Equinix’s receipt of consideration), appropriate adjustments shall be made by Equinix to the class and maximum number of shares subject to the Purchase Plans, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination.    The Purchase Plans shall continue in effect until the earlier of (i) August 15, 2014, (ii) the date on which all shares available for issuance under the Purchase Plans shall have been issued or (iii) a corporate transaction, unless the Purchase Plans are earlier terminated by the board in its discretion. The board may at any time alter, amend, suspend or discontinue the Purchase Plans. The approval of the stockholders will be obtained to the extent required by applicable law.

Corporate Transaction.    In the event of (i) a merger or consolidation of Equinix with or into another entity or any other corporate reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the assets of Equinix or the complete liquidation or dissolution of Equinix (a “corporate transaction”), each purchase right under the Purchase Plans will automatically be exercised immediately before consummation of the corporate transaction as if such date were the last purchase date of the offering period. The purchase price per share shall not be less than eighty-five percent (85%) of the lower of the fair market value per share of common stock on the start date of the offering period or the fair market value per share of common stock immediately prior to the effective date of such corporate transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

The grant of purchase rights under the Purchase Plans will in no way affect the right of Equinix to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Proration of purchase rights.    If the total number of shares of common stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plans, a pro rata allocation of the shares remaining shall be made as provided in the Purchase Plans.

Summary of Federal Income Tax Consequences

The following is only a summary of the principal United States Federal income taxation consequences to the participant and Equinix with respect to the Purchase Plans, based on advice received from counsel to Equinix regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

The 2004 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to Equinix, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then Equinix will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will Equinix be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the 2004 ESPP.

New Purchase Plans Benefits

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the Purchase Plans, awards under the Purchase Plans for the current fiscal year are not determinable.

During fiscal year 2003 purchases under the ESPP Predecessor Purchase Plan were made by the following groups:

Name and Position	Shares Purchased	Weighted Average Purchase Price
Marjorie S. Backaus
Chief Business Officer	2,266	$2.975
Peter T. Ferris
Vice President, Worldwide Sales	2,500	$2.975
Philip J. Koen
President & Chief Operating Officer	2,500	$2.975
Renee F. Lanam
Chief Financial Officer & Secretary	2,889	$2.975
All other officers as a group (2 persons)	5,000	$2.975
All other participating employees as a group (122)	176,152	$2.975

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN

The Company is asking stockholders to re-approve the Equinix, Inc. 2000 Equity Incentive Plan (the “Incentive Plan”) in accordance with its existing terms solely to satisfy a requirement of Federal tax law. Under the Federal tax laws, a publicly held company such as Equinix will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds one million dollars per officer in any year. To preserve tax deductions that would be available to Equinix in connection with certain stock option grants made in the future to our executive officers, we are asking the stockholders to re-approve the Incentive Plan. Our stockholders have previously approved the Incentive Plan and the plan has not been amended or revised since that time except as discussed in the next paragraph.

The board of directors believes that equity awards under the Incentive Plan play an important role in the Company’s efforts to attract, employ and retain employees, directors and consultants of outstanding ability.

The Company established the Incentive Plan on May 26, 2000 as a successor to its 1998 Stock Plan (“1998 Plan”) to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock. The Incentive Plan was approved by the stockholders of the Company on June 28, 2000.

The principal terms and provisions of the Incentive Plan are summarized below. The summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan which is available upon request by writing the Treasurer of the Company. To the extent there is a conflict between the summary and the terms of the Incentive Plan, the terms of the Incentive Plan will govern.

If the stockholders do not approve Proposal No. 4, the Company intends to continue the Incentive Plan based on the existing provisions. However, the Company will lose its ability to deduct compensation income attributable to Awards made under the Incentive Plan after the date of the Annual Meeting.

Structure.    Four separate types of equity compensation may be issued under the Incentive Plan. First, stock options may be granted to eligible individuals under the Incentive Plan. Stock options give optionees the right to purchase shares of Common Stock at an exercise price determined at the time the option is granted. Second, direct issuances of restricted stock may be made to eligible persons under the Incentive Plan. Persons receiving direct issuances of restricted stock may purchase shares of Common Stock at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus for the performance of services. Third, stock appreciation rights (“SAR”) may be granted to eligible persons under the Incentive Plan. A SAR allows eligible persons to benefit from increases in the value of the Common Stock, but does not provide any ownership interest in the Common Stock. Fourth, stock units may be issued to eligible persons under the Incentive Plan. Stock units allow persons to obtain shares of Common Stock without any cash consideration. In addition, the Incentive Plan permits the board of directors to implement a fee deferral program for the outside directors.

Administration.    The compensation committee, which is comprised of two (2) or more outside members of the board of directors, administers the Incentive Plan. Committee members serve for such period of time as the board of directors may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the board of directors or a secondary committee comprised of one or more members of the board of directors.

The compensation committee (or board of directors or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible individuals who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option that satisfies the requirements of Section 422 of the Internal Revenue Code (the “Code”) or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.

Eligibility.    Employees (including officers), outside directors and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan.

As of March 31, 2004, approximately 433 persons (including 7 executive officers) were eligible to participate in the Incentive Plan.

Securities Subject to Incentive Plan.    The number of shares of Common Stock currently available for issuance under the Incentive Plan is 694,581 shares, which includes 905,066 shares added to the reserve on January 1, 2004 pursuant to the existing annual increase provision of the Incentive Plan. The number of available shares subject to the Incentive Plan shall automatically increase on the first day of each calendar year beginning with the year 2001 and each year thereafter by an amount equal to the lesser of (i) six percent (6%) of the shares of Common Stock then outstanding or (ii) 6,000,000 shares.

No one person participating in the Incentive Plan may receive options for more than 1,000,000 shares of Common Stock per calendar year. However, for the calendar year in which a person first commences services, the limit shall be 1,500,000 shares.

Should an option or award under the Incentive Plan (including any options or shares incorporated from the 1998 Plan) expire or terminate for any reason prior to exercise in full or should restricted shares acquired upon exercise of an option or award be repurchased by the Company for any reason, the shares subject to the termination or repurchase will be available for subsequent options or awards under the Incentive Plan.

Option Grants

Price and Exercisability.    The option exercise price per share in the case of an incentive stock option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The compensation committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the compensation committee in its sole discretion. The compensation committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. To date, the compensation committee has not authorized any loans to employees to exercise options nor has it re-priced any options.

No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee’s lifetime, the option may be exercised only by the optionee.

Termination of Service.    Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The compensation committee has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee’s cessation of service prior to vesting in such shares. The compensation committee has complete discretion in establishing the vesting schedule to be in effect for any unvested shares and may cancel the Company’s outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

Incentive Stock Options.    Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

Awards of Restricted Stock

Restricted stock may be sold at a price per share not less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of issuance, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The compensation committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan.

Stock Appreciation Rights

One or more eligible individuals may, at the discretion of the compensation committee, be granted SARs either in tandem with or independent of their option grants under the Incentive Plan. Upon exercise of an independent SAR, the individual will be entitled to a cash distribution from the Company in an amount per share equal to the excess of (i) the fair market value per share of Common Stock on the date of exercise over (ii) the exercise or base price. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (ii) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the compensation committee, be made in cash or in shares of Common Stock.

Awards of Stock Units

Stock units may be awarded for no cash consideration. Stock units may also be granted in consideration of a reduction in the recipient’s other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

Acceleration of Options and Awards.    Upon the occurrence of a “Change in Control” (as defined below) each outstanding option or award under the Incentive Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option or award shall not accelerate if, and to the extent such option or award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option or award to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Change in Control, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

In addition, in the event that the option or award is assumed by the successor corporation (or parent thereof) and the participant experiences an involuntary termination within eighteen months following a Change in Control, each outstanding option or award shall automatically accelerate so that each such option or award shall, immediately prior to the effective date of the involuntary termination, become fully exercisable and vested. Involuntary termination includes discharge without misconduct and certain voluntary resignations following a reduction in compensation or responsibility or a relocation.

A Change in Control includes:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)	Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

The compensation committee also has the discretion to accelerate outstanding options and awards and/or terminate the Company’s outstanding repurchase rights upon a Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee’s service within a specified period following the transaction. The acceleration of options or awards in the event of a Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Valuation.    For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq Stock Market as of March 31, 2004 was $36.23 per share.

Changes in Capitalization.    In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1998 Plan) in order to prevent the dilution or enlargement of benefits thereunder.

Each outstanding option or award that is assumed in connection with a Change in Control will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Change in Control, to the optionee or participant had the option or award been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Incentive Plan on both an aggregate and a per-participant basis.

Incentive Plan Amendments and Termination.    The board of directors may amend or modify the Incentive Plan in any and all respects whatsoever. The approval of the Company’s stockholders will be obtained to the extent required by applicable law. The Board may, at any time and for any reason, terminate the Incentive Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

As of March 31, 2004, options covering 4,167,536 shares were outstanding under the Incentive Plan. The expiration dates for all such options range from October 8, 2008 to March 16, 2014.

New Plan Benefits and Option Grant Table

Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Incentive Plan, for the one (1)-year period ended December 31, 2003 plus the period through March 31, 2004 and (ii) the weighted-average exercise price per share.

Name and Position	Number of Options	Weighted-Average Exercise Price of Granted Options
Peter F. Van Camp
Director & Chief Executive Officer	728,000	$15.27
Philip J. Koen
President & Chief Operating Officer	298,000	$12.05
Renee F. Lanam
Chief Financial Officer & Secretary	260,000	$12.52
Marjorie S. Backaus
Chief Business Officer	152,000	$12.41
Peter T. Ferris
Vice President, Worldwide Sales	147,000	$13.63
All other executive officers as a group (2 persons)	288,000	$13.29
All current directors who are not executive officers as a group (4 persons)	14,500	$5.89
All employees who are not executive officers, as a group (428 persons)	2,430,895	$11.50

Federal Income Tax Consequences of Options Granted under the Incentive Plan

Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

Incentive Stock Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company’s executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

(i)	If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee’s termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.

(ii)	The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights.    A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant.

Stock Issuances.    The tax principles applicable to direct stock issuances under the Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers.    From July 1999 through January 2001, the Company hired a number of individuals from out-of-state and relocated them to California. The market in California during this period was very competitive for certain positions and the most qualified individuals available at that time were located in other states. In order to induce executive officers to relocate to California from cities with lower housing costs, the Company offered the executive officers identified below a non-interest bearing home loan to assist them with the purchase of a new residence in California. These loans expired upon the earlier of 5 years or certain liquidity events, none of which have happened to date. In early 2002, the Company negotiated with Peter Ferris and Marjorie Backaus, each executive offers of the Company, to repay their loans in full several years prior to the loans’ maturity dates. In exchange, the Company agreed to pay a portion of the interest on each of the officer’s mortgage for their principal residence through December 31, 2003. Mr. Ferris’ loan, totaling $750,000, was repaid in full in February 2002 and Ms. Backaus’ loan, totaling $250,000, was repaid in full in March 2002.

In June 2003, the Company entered into an agreement with Philip J. Koen, its president and chief operating officer, relating to his relocation to Singapore and the relocation benefits to be provided in connection with his relocation. The agreement provides for reimbursement of customary cost of living differentials, tax assistance and other relocation costs. In addition, the agreement provides for the Company to pay the costs of relocating Mr. Koen back to the United States upon the conclusion of his overseas assignment or upon his return to the United States due to his cessation of employment for any reason.

Transactions with Affiliates of STT Communications.

In December 2002, i-STT Investments Pte Ltd, an affiliate of STT Communications, made a $30.0 million investment in the Company through the purchase of a 14% convertible secured note with an initial term of five years. The interest on the convertible secured note is payable in kind in the form of additional convertible secured notes. The convertible secured note is secured by a first priority lien on certain of the Company’s assets located in Asia and a second priority lien on all of the Company’s other assets. In addition, the Company issued the following warrants to i-STT Investments in conjunction with the convertible secured note:

•	Preferred Stock Warrant. A warrant to purchase 965,674 shares of the Company’s Series A or Series A-1 preferred stock at a price of $.01 per share at any time at the option of STT Communications.

•	Change in Control Warrant. If the Company experiences a change in control, the change in control warrant will become exercisable for an amount of shares of the Company’s common stock equal to the then outstanding principal amount of notes, including notes issued as interest on convertible notes, plus accrued but unpaid interest, multiplied by the premium factor (20% until October 31, 2004, 15% until October 31, 2006 and 5% until November 1, 2007), divided by the then current market value of the common stock. For example, if the Company experiences a change of control on December 31, 2004 and the full $30.0 million of notes is outstanding, the warrant would be exercisable for approximately 160,000 shares, assuming the stock price was approximately $35/share. If the notes were converted by this date, no shares would be issuable under this warrant.

These convertible notes and warrants are more fully described in the Company’s definitive proxy statement dated December 12, 2002.

For the year ended December 31, 2003, revenues recognized with entities affiliated with STT Communications were $6,946,000, and as of December 31, 2003, accounts receivable with entities affiliated with STT Communications was $1,393,000. For the year ended December 31, 2003, costs and services procured with entities affiliated with STT Communications were $481,000, and as of December 31, 2003, accounts payable with entities affiliated with STT Communications was $139,000.

The Company was contractually obligated to use the Company’s reasonable best efforts to obtain the release of STT Communications from the bank guarantee associated with i-STT’s unconsolidated Thailand joint venture, i-STT Nation Limited. Such efforts included i-STT assuming such guarantee if it was commercially reasonable to do so. This guarantee was for 60% of a Thai baht 260,000,000 bank loan (approximately $6,188,000 as translated using effective exchange rates at June 30, 2003), of which Thai baht 58,300,000 was outstanding as of June 30, 2003 (approximately $1,388,000 as translated using effective exchange rates at June 30, 2003) (the “Thai Bank Loan”). In July 2003, the Company, STT Communications and their Thailand joint venture partner, Nation Digital Media Ltd. (“Nation Digital”), entered into an agreement to wind-down i-STT Nation Limited (the “Thailand Joint Venture Wind-Down Agreement”). Under the terms of the Thailand Joint Venture Wind-Down Agreement, Nation Digital obtained title to all assets of i-STT Nation Limited; STT Communications agreed to assume 100% of the Thai Bank Loan; and STT Communications and the Company agreed to fund the wind-down costs of i-STT Nation Limited. As of December 31, 2003, the Thai Bank Loan was repaid in full by STT Communications and the Company has funded its portion of wind-down costs. The wind-down effort was completed as of December 31, 2003.

In October 2003, a wholly-owned subsidiary of Equinix entered into an asset sale agreement with an affiliate of STT Communications, which is also a current customer of ours, in which (a) we exited from one of our IBX hub leases in Singapore that we acquired in the combination, which we call the Pihana Singapore IBX hub, effective September 30, 2003, (b) the STT Communications affiliate has entered into a new lease agreement directly with the landlord for the Pihana Singapore IBX hub, (c) we sold the related assets located in and transferred certain agreements related to the operations of the Pihana Singapore IBX hub to the STT Communications affiliate for one Singapore dollar, (d) we contemporaneously entered into a separate colocation agreement for a smaller portion of space in the Pihana Singapore IBX hub for 60 months in which we will be the customer of the STT Communications affiliate and (e) the STT Communications affiliate has agreed to procure additional IBX hub services in our other Singapore IBX hub that we acquired in the combination.

In November 2003, STT Communications purchased 1,885,728 shares of the Company’s common stock pursuant to contractual rights granted to STT Communications in connection with our combination and financing transactions in December 2002 in an underwritten offering of the Company’s common stock.

STT Communications, along with its affiliates, is a greater than 5% stockholder in the Company and Lee Theng Kiat and Jean Mandeville, two of the Company’s directors, are executive officers of STT Communications.

Convertible Secured Notes issued in the Crosslink financing.    In June 2003, entities and an individual affiliated with Crosslink Capital made a $10.0 million investment in Equinix through the purchase of 10% convertible secured notes due November 1, 2007. In March 2004, the Crosslink entities converted all of the convertible secured notes into shares of Equinix common stock. In addition, we issued the following warrant in conjunction with the convertible secured notes:

•	Common Stock Warrants. Warrants to purchase an aggregate of 500,000 shares of our common stock at a price of $.01 per share. All of these warrants were exercised in June 2003. The shares of our common stock issued upon exercise of these warrants have been registered for resale as of September 22, 2003.

The convertible secured notes and warrants issued in the Crosslink financing are more fully described in our definitive proxy statement dated May 16, 2003.

The funds affiliated with Crosslink Capital are greater than 5% stockholders in Equinix, as a group, and Gary Hromadko, one of the Company’s directors, is a venture partner of such entities and has financial interests in them.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

The members of the Board of Directors, the executive officers of the Company, persons who hold more than 10% of the Company’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 fiscal year, the Company believes that other than two Form 4 filings by Crosslink Capital, Inc., which were 6 days late and which each disclosed four transactions, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2005 Annual Meeting of Stockholders (“2005 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than December 31, 2004. Pursuant to Rule 14a-4(c) of the Exchange Act and the Company’s bylaws, as amended, stockholders who intend to present a proposal at the 2005 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify the Company of such proposal not earlier than February 13, 2005 and not later than March 15, 2005. If the Company does not receive notification of the proposal within that time frame, the proxy holders will be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2005 Annual Meeting.

All stockholder proposals and notice of stockholder proposals should be sent to the Company at its offices at 301 Velocity Way, Fifth Floor, Foster City, California 94404, Attn: General Counsel. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has always taken the issue of corporate governance seriously. The Board of Directors has adopted (1) a Code of Business Conduct which applies to all employees and directors and (2) a Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents are attached to this proxy statement as Appendices D and E and can also be found on the Company’s website at www.equinix.com. In addition, an anonymous reporting hotline has been established to facilitate reporting of violations of financial and non-financial policies.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The Company will mail without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Requests should be sent to Equinix, Inc., at 301 Velocity Way, Fifth Floor, Foster City, California 94404, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter F. Van Camp

Peter F. Van Camp

Chief Executive Officer And Director

Foster City, California

April 29, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

NOMINATING COMMITTEE CHARTER

I.	NAME

There shall be a committee of the Board of Directors of Equinix, Inc. (the “Company”) which shall be called the Nominating Committee.

II.	PURPOSE

The Nominating Committee shall identify individuals qualified to become Board members, and select the director nominees for the next annual meeting of stockholders.

III.	COMMITTEE MEMBERSHIP AND PROCEDURE

The Nominating Committee shall consist of no fewer than three members. Each member of the Nominating Committee shall satisfy the independence requirements of The Nasdaq National Market. The Board shall appoint the members of the Nominating Committee in accordance with the Company’s Bylaws, considering the view of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Nominating Committee shall serve until their successors are appointed and qualified, and shall designate the Chairman of the Nominating Committee. The board shall have the power at any time to change the membership of the Nominating Committee and to fill vacancies in it, subject to the Company’s Bylaws and subject to such new member(s) satisfying the independence requirements established by The Nasdaq National Market. Except as expressly provided in this Charter or the Company’s Bylaws, the Nominating Committee shall fix its own rules of procedure.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

•	The Nominating Committee shall develop qualification criteria for board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board in accordance with the Company’s Bylaws.

•	The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Nominating Committee shall make regular reports to the Board.

•	The Nominating Committee shall review and reassess the adequacy of this charter annually, or more often if appropriate, and recommend any proposed changes to the Board for approval. The Nominating Committee shall annually review its own performance.

•	The Nominating Committee may form and delegate authority to subcommittees when appropriate.

•	The Nominating Committee shall review annually, or more often if appropriate, the directors who are members (including qualification and requirements), structure (including authority to delegate) and performance of committees of the Board (including reporting to the Board), and make recommendations to the Board, as appropriate.

V.	MEETINGS

The Nominating Committee shall hold meetings as and when the Nominating Committee deems it appropriate to do so and may take action by unanimous written consent.

VI.	MINUTES

Minutes shall be kept of each meeting of the Nominating Committee and will be provided to each member of the Board. Any action of the Nominating Committee shall be subject to revision, modification or rescission by the Board.

A-1

APPENDIX B

COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Equinix, Inc. (the “Company”) is to discharge certain responsibilities of the Board relating to executive compensation policies and programs, including developing compensation policies, providing oversight of the implementation of the policies and benefit plans, administering the Company’s various stock plans and the issuance of stock options and other stock-related awards not granted pursuant to a plan, and to make recommendations to the Board regarding its remaining responsibilities relating to executive compensation.

MEMBERSHIP

The members of the Committee are appointed by the Board, considering the recommendation of its Nominating Committee. The members of the Committee may be removed by the Board on its own motion or on the recommendation of its Nominating Committee.

The Committee consists of two or more members of the Board. Each member of the Committee will meet the following requirements:

1. Any listing standards prescribed by The Nasdaq National Market (“Nasdaq”),

2. Any standards prescribed by the Securities and Exchange Commission (the “SEC”), and

3. Any other requirements imposed by applicable law, regulations or rules.

The Board may appoint the Chairperson of the Committee (the “Chairperson”). Alternatively, the Board may direct that the members of the Committee elect the Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

1. Reviewing and approving the corporate objectives that pertain to the determination of the compensation of the Company’s Chief Executive Officer (the “CEO”);

2. Evaluating the CEO’s performance;

3. Determining the CEO’s salary and contingent compensation, based on evaluating his or her performance and other relevant criteria as determined by the Committee;

4. In consultation with the CEO, determining the salaries and contingent compensation of the other individuals who are deemed to be “officers” of the Company under Rule 16a-1(f) of the SEC (the “Executive Officers”), including establishing incentive compensation plans for such individuals, establishing targets and incentive awards under such plans and making any determinations required to be made by the Board or a committee of the Board under such plans;

5. Making recommendations to the Board regarding the compensation of members of the Board;

6. Reviewing and approving the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its Executive Officers;

7. Making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans, and approving amendments to such plans (including changes in the number of shares reserved for issuance thereunder) to the extent authorized by the Board;

8. Administering the Company’s stock plans, granting stock option, restricted stock and other equity awards and approving modifications of such awards, provided that the Board may delegate to another committee of the Board the concurrent authority to make such awards to individuals other than Executive Officers;

9. Overseeing the administration of other material employee benefit plans of the Company, including the Company’s 401(k) plan;

10. Reviewing and approving policies and procedures relating to the perquisites and expense accounts of the Company’s Executive Officers;

11. Preparing an annual report on executive compensation for publication in the Company’s proxy statement, as required by rules of the SEC;

12. Conducting a review of Executive Officer succession planning, as necessary, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to Executive Officer positions;

13. Making recommendations to the Board regarding amendments to this Charter; and

14. Carrying out any other duties and responsibilities assigned to it by the Board, to the extent permitted by law and the Company’s Bylaws.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into, or studies of, matters within the Committee’s scope of responsibility, with full access to all books, records, facilities and personnel of the Company.

The Committee has the exclusive authority to select, retain and terminate counsel, consultants, accountants and other advisers to assist the Committee in carrying out its duties. The Committee also has the exclusive authority to determine its advisers’ compensation and the other terms of their retention.

MEETINGS

The Chairperson will determine how often the Committee meets. However, the Board expects that the Committee will meet at least twice per year. The Chairperson, in consultation with the other members of the Committee, will also schedule the Committee meetings and establish the agenda for each meeting. The Chairperson will designate a secretary for each meeting, who need not be a member of the Committee. In lieu of holding a meeting, the Committee may act by circulating a written consent to each member of the Committee. The written consent constitutes a valid action of the Committee if it has been executed by each Committee member. The written consent will be filed with the minutes of Board meetings.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of meetings of the Board.

REPORTS

The Chairperson will periodically report to the Board on the Committee’s deliberations and actions. The minutes of Committee meetings and actions by the unanimous written consent of the Committee members will be made available to all Board members.

ANNUAL REVIEW OF COMMITTEE PERFORMANCE

The Committee, at least annually, will review its operations and performance and make such changes as it deems appropriate.

COMPENSATION

Members of the Committee will receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per-meeting fees and will be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, form and delegate authority to subcommittees when appropriate.

APPENDIX C

AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Equinix, Inc. (the “Company”) shall be to oversee the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

RESPONSIBILITIES

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

The Committee shall rely on the expertise and knowledge of the Company’s management, the Company’s independent auditors and, to the extent applicable, the Company’s internal auditors (or other persons responsible for the Company’s internal audit function) in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits.

MEMBERSHIP

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1. Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”);

2. Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq;

3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq; and

4. At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

The Board shall designate one member of the Committee as the Committee’s Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1. Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors and counsel;

2. Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures, including, to the extent applicable, the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, based on consultation with the Company’s management and independent auditors;

3. Reviewing the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

4. Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors;

Independent Auditors

5. Appointing, approving the compensation of and overseeing the work of the Company’s independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6. Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7. Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8. Reviewing quarterly with management, the Company’s independent auditors and, to the extent applicable, the internal auditors (or other persons responsible for the Company’s internal audit function):

•	The results of the annual audit of the Company and the independent auditors’ procedures with respect to interim periods, including any significant findings, comments or recommendations of the independent auditors and, to the extent applicable, internal auditors (or other persons responsible for evaluating the Company’s compliance with internal controls) together with management’s responses thereto; and

•	Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles;

9. Reviewing and discussing reports from the independent auditors on:

•	All critical accounting policies and practices used by the Company;

•	Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•	Other material written communications between the independent auditors and management;

10. Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

11. Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures; and

•	Any material issues raised by the most recent peer review of the independent auditors within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

12. Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors;

13. Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

14. Reviewing with:

•	Management and the Company’s independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•	Management and the Company’s independent auditors, before release, the Company’s earnings announcements or financial releases and Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;

15. Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

16. Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

17. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

18. Reviewing and approving all related party transactions in accordance with the applicable rules of Nasdaq;

19. Reviewing, approving and monitoring the Company’s code of ethics for the Chief Executive Officer and senior financial officers in accordance with the applicable rules of Nasdaq and the SEC;

20. Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC;

21. Reviewing the Committee’s own charter, structure, processes and membership requirements, at least on an annual basis; and

22. Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS

The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

The Committee will meet separately with members of the Company’s management, the Company’s independent auditors and, to the extent applicable, internal auditors (or other persons responsible for monitoring the Company’s compliance with internal controls) at such times as the Committee deems appropriate.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at a scheduled meeting.

APPENDIX D

CODE OF BUSINESS CONDUCT

1.	Introduction

This Code of Business Conduct (the “Code”) covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all directors, officers and employees of Equinix, Inc. and its subsidiaries (collectively, “Equinix”). All directors, officers and employees of Equinix must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by Equinix’s agents and representatives, including consultants.

If you violate the standards in the Code, you may be subject to disciplinary action, up to and including termination of employment. If you are in a situation that you believe may violate or lead to a violation of the Code, follow the guidelines described in Section 16 of the Code.

If a law conflicts with a policy in the Code, you must comply with the law. If you have any questions about these conflicts, you should ask your manager how to handle the situation. However, this Code supersedes all other codes of conduct, policies, procedures, instructions, practices, rules or written or verbal representations to the extent that they are inconsistent with the Code. We are committed to continuously reviewing and updating our policies and procedures. The Code, therefore, is subject to modification.

Nothing in this Code, in any Equinix policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

2.	Purpose

The Code seeks to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that Equinix files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by Equinix;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

•	Accountability for adherence to the Code.

3.	Compliance With Applicable Laws, Rules and Regulations

Obeying the law, is the foundation on which Equinix’s ethical standards are built. You must comply with applicable laws, rules and regulations. Although you are not expected to know the details of these laws, it is important to know enough to determine when to seek advice from managers or other appropriate personnel.

4.	Conflicts of Interest

A “conflict of interest” exists when a person’s private interests interfere or conflict in any way with the interests of Equinix. Examples of when a conflict of interest may arise include, but are not limited to:

•	When a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.

•	When a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with Equinix.

•	Almost always, when an employee works simultaneously for a competitor or, except on our behalf, a customer or supplier. You are not allowed to work for a competitor in any capacity.

•	When a director, officer or employee serves as a director of any company that competes with Equinix.

•	When a director, officer or employee invests in a customer, supplier developer or competitor of Equinix. In deciding whether to make such an investment, you should consider the size and nature of the investment, your ability to influence decisions of Equinix or of the other company, your access to confidential information of Equinix or of the other company, and the nature of the relationship between Equinix and the other company.

•	When a director, officer or employee conducts Equinix business with a relative or significant other, or with a business with which a relative or significant other is associated in any significant role. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships and in-laws. Significant others include persons living in a spousal or familial fashion (including same sex) with an employee.

Conflicts of interest are prohibited as a matter of Equinix policy, except in the case of any director or executive officer, with the informed written consent of the Board of Directors of Equinix (the “Board”) or pursuant to guidelines approved by the Board, or in the case of any other employees, with the informed written consent of Equinix’s Compliance Officer or pursuant to guidelines approved by Equinix’s Chief Executive Officer. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or Equinix’s General Counsel. If you become aware of a conflict or potential conflict, you should bring it to the attention of a manager or other appropriate personnel, Brandi Galvin, Equinix’s Compliance Officer and General Counsel, or consult the procedures described in Section 18 of the Code.

5.	Public Disclosure of Information

The federal securities laws require Equinix to disclose certain information in various reports that the Company must file with or submit to the SEC. In addition, from time to time, Equinix makes other public communications, such as issuing press releases.

Equinix expects all directors, officers and employees who are involved in the preparation of SEC reports or other public documents to ensure that the information disclosed in those documents is full, fair, accurate, timely and understandable.

To the extent that you reasonably believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should report those concerns to Equinix’s General Counsel.

6.	Insider Trading

You are not permitted to use or share confidential information for stock trading purposes or for any other purpose, except the conduct of our business. All non-public information about Equinix should be considered confidential information. To use material non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical, but also illegal, and could result in criminal prosecution in addition to the termination of your employment. In order to assist with compliance with laws against insider trading, the Company has adopted an Insider Trading Policy This policy, a copy of which has been distributed to every employee, is available on the Company’s Intranet. You may also request a copy of the policy from the Company’s General Counsel or Treasurer. If you have any questions, please consult the Equinix’s General Counsel.

7.	Corporate Opportunities

You are prohibited from taking for yourself opportunities that are discovered through the use of corporate property, information or position without the informed prior consent of the Board. You may not use corporate property or information obtained through your position with Equinix for improper personal gain, and you may not compete with Equinix directly or indirectly. Furthermore, you owe a duty to Equinix to advance its legitimate interests when such an opportunity arises.

8.	Competition and Fair Dealing

Equinix seeks to outperform its competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to respect the rights of and deal fairly with Equinix’s customers, suppliers, competitors and employees.

9.	Gifts

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by you unless it:

A.	Is not a cash gift,

B.	Is consistent with customary business practices,

C.	Is not excessive in value,

D.	Cannot be construed as a bribe or payoff, and

E.	Does not violate any laws or regulations.

Please discuss with your manager any gifts or proposed gifts that you are not certain are appropriate.

10.	Discrimination and Harassment

The diversity of Equinix’s employees is a tremendous asset. Equinix is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples of such behavior include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

11.	Health and Safety

Equinix strives to provide its employees with a safe and healthy work environment. You are responsible for helping to maintain a safe and healthy workplace for all employees by following safety and health rules and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The abuse of alcohol or illegal drugs in the workplace will not be tolerated.

12.	Record-Keeping

Equinix requires honest and accurate recording and reporting of information in order to make responsible business decisions and to comply with the law. For example, employees who must report their hours worked should only report the true and actual number of hours worked (whether for purposes of individual pay or for purposes of reporting such information to customers). Equinix also requires each director and employee at the officer and director level to disclose any transaction or arrangement among such individual or any immediate family member or affiliated entity of such individual, on the one hand, and any other director, employee or any immediate family member or affiliated entity of such other individual, on the other hand, that in any way relates to or arises out of such individual’s professional relationship with Equinix.

Many employees regularly use business expense accounts, which must be documented and recorded accurately in accordance with the Company’s policies. If you are not sure whether you may seek reimbursement for a certain expense, ask your manager or the Corporate Controller.

All of Equinix’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect Equinix’s transactions and must conform both to applicable legal requirements and to Equinix’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

Business records and communications often become public, and you should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood. This policy applies equally to e-mail, internal memos and formal reports. In accordance with those policies, in the event of litigation or governmental investigation, please consult Equinix’s General Counsel.

13.	Confidentiality

You must maintain the confidentiality of confidential information entrusted to you by Equinix or its customers, except when disclosure is authorized by Equinix’s established written policies or its General Counsel or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to Equinix or its customers, if disclosed, and information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends. In connection with this obligation, every employee should have executed an Employee Agreement or similar proprietary information agreement when he or she began his or her employment with Equinix.

14.	Protection and Proper Use of Equinix Assets

You should endeavor to protect Equinix’s assets and ensure their efficient use. Any suspected incident of fraud or theft should immediately be reported for investigation. Equinix equipment should not be used for non-Equinix business, though limited incidental personal use is permitted.

Your obligation to protect Equinix’s assets includes protecting its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of such information would violate Equinix policy and could also be illegal and result in civil or even criminal penalties.

15.	Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Equinix policy, but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. Equinix’s General Counsel can provide guidance to you in this area.

16.	Waivers of the Code

Waivers of the Code may only be granted by Equinix’s Chief Executive Officer or Compliance Officer; provided, however, that any waiver of the Code for executive officers or directors may be granted only by the Board or a Board committee. Any such waiver of the Code for executive officers or directors, and the reasons for such waiver, will be disclosed in Equinix’s public filings, as required by law or securities market regulations.

17.	Reporting Illegal or Unethical Behavior

You are encouraged to talk to managers or other appropriate personnel about observed illegal or unethical behavior or when in doubt about the best course of action in a particular situation. It is the policy of Equinix not to allow retaliation for reports of misconduct by others made in good faith by employees. You are expected to cooperate in internal investigations of misconduct.

You may, on an anonymous basis, submit a good-faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind.

18.	Compliance Procedures

We must all work to ensure prompt and consistent action against violations of the Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? These questions will enable you to focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your manager. This is the basic guidance for all situations. In many cases, your manager will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is your manager’s responsibility to help solve problems.

•	Seek help from Equinix resources. In the rare case where it may not be appropriate to discuss an issue with your manager or where you do not feel comfortable approaching your manager with your question, discuss it with Equinix’s General Counsel or Director of Human Resources.

•	You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected to the greatest extent possible. Equinix does not permit retaliation of any kind against employees for good-faith reports of ethical violations.

•	Always ask first, act later. If you are unsure of what to do in any situation, seek guidance.

APPENDIX E

CODE OF ETHICS FOR

CHIEF EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

Equinix, Inc. (the “Company”) has a Code of Business Conduct applicable to all directors and employees of the Company. The Company’s Chief Executive Officer (the “CEO”) and all senior financial officers of the Company, including the Chief Financial Officer and the principal accounting officer, are bound by the provisions of the Code of Business Conduct relating to ethical conduct, conflicts of interest and compliance with the law. In addition, the CEO and the senior financial officers are subject to the following additional policies and procedures (this “Code”):

The CEO and all senior financial officers must adhere to honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission, and in other public communications made by the Company. Accordingly, the CEO and each senior financial officer must (a) promptly to bring to the attention of the Audit Committee of the Company’s Board of Directors any material information of which he or she becomes aware that affects the disclosures made by the Company in its public filings and (b) otherwise assist the Audit Committee in fulfilling its responsibilities.

The CEO and each senior financial officer must promptly bring to the attention of the Audit Committee any information that he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

The CEO and each senior financial officer must promptly bring to the attention of the General Counsel or CEO and to the Audit Committee any information that he or she may have concerning any violation of this Code or the Company’s Code of Business Conduct, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

The CEO and each senior financial officer must promptly bring to the attention of the General Counsel or CEO and to the Audit Committee any information that he or she may have concerning evidence of a material violation, by the Company or any agent of the Company, of the securities or other laws, rules or regulations applicable to the Company and the operation of its business.

In the event of violations of the Code of Business Conduct or of these additional policies and procedures by the CEO or by one of the Company’s senior financial officers, the Company’s Board of Directors will determine, or designate appropriate persons to determine, appropriate actions to be taken. Such actions will be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and to these additional procedures and may include written notices to the individual involved that the Board of Directors has determined that there has been a violation, censure by the Board of Directors, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board of Directors), or termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or its designee will take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

E-1

PROXY	EQUINIX, INC.	PROXY

301 Velocity Way, Fifth Floor

Foster City, California 94404

This Proxy is Solicited on Behalf of the Board of Directors of Equinix, Inc.

for the Annual Meeting of Stockholders to be held June 3, 2004

The undersigned holder of Common Stock, par value $.001, or Series A Preferred Stock, par value $.001, of Equinix, Inc. (the “Company”) hereby appoints Peter F. Van Camp and Renee F. Lanam, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock or Series A Preferred Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2004 at 10:30 a.m. local time, at the Company’s headquarters located at 301 Velocity Way, Fifth Floor, Foster City, California, 94404, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 , 3 AND 4 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

EQUINIX, INC.

☒ Please mark votes as in this example
1. To elect the following directors to serve for a term ending upon the 2005 Annual Meeting or until their successors have been duly elected and qualified: Nominees: Gary Hromadko, Scott Kriens, Andrew Rachleff, Dennis Raney, Peter Van Camp, Michelangelo Volpi		3.	To approve the 2004 Employee Stock Purchase Plan and International Employee Stock Purchase Plan, as successor plans to the 2000 Employee Stock Purchase Plan adopted at the time of our initial public offering.	FOR AGAINST ABSTAIN ☐ ☐ ☐

FOR WITHHELD ☐ ☐	For all nominees, except for nominees written below. ☐ Nominee exception(s).	4.	To re-approve the 2000 Stock Incentive Plan, to satisfy a requirement under Federal tax law in order to preserve corporate tax deductions.	FOR AGAINST ABSTAIN ☐ ☐ ☐

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004.	FOR AGAINST ABSTAIN ☐ ☐ ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:

Signature (if held jointly):

Date:                 , 2004.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.